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                 COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

                      Exhibit 21 - Schedule of Subsidiaries

As of May 31, 2001, the Company had the following active subsidiaries:

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     Wholly-owned subsidiaries of Comprehensive Care Corporation:               State of Incorporation
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
     Comprehensive Behavioral Care, Inc.                                              Nevada

     Wholly-owned subsidiaries of Comprehensive Behavioral Care, Inc.:
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     Comprehensive Care Integration, Inc.                                             Delaware
     Healthcare Management Services, Inc.                                             Michigan
     Healthcare Management Services of Michigan, Inc.                                 Michigan
     Behavioral Healthcare Management, Inc.                                           Michigan

     Affiliates sponsored by Comprehensive Behavioral Care, Inc.:
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     Comprehensive Provider Networks of Texas, Inc.                                   Texas
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